UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 19, 2018
BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26125 N. Riverwoods Blvd., Suite 500 Mettawa, Illinois	60045-3420
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2018, Mark D. Schwabero notified the Board of Directors (the “Board”) of Brunswick Corporation (“Brunswick” or the “Company”) that he will retire as Chairman of the Board and Chief Executive Officer, effective as of December 31, 2018. In connection with Mr. Schwabero’s retirement, the Company announced on October 25, 2018 that, effective as of January 1, 2019, David M. Foulkes, the Company’s current Chief Technology Officer and President, Brunswick Marine Consumer Solutions, will assume the role of Chief Executive Officer, and that Manuel A. Fernandez, who currently serves as the Lead Independent Director of the Company, will assume the role of Chairman of the Board. Mr. Foulkes will also replace Mr. Schwabero as a member of the Board, effective as of January 1, 2019, and will serve for the remainder of Mr. Schwabero’s term until the Company’s 2021 Annual Meeting of Shareholders.

Mr. Foulkes, 57, has been the Company’s Chief Technology Officer and President, Brunswick Marine Consumer Solutions, since May 2018. Mr. Foulkes joined Brunswick in 2007 as Mercury Marine Vice President for Research & Development. In October 2010, he was promoted to Mercury Marine Vice President of Product Design & Engineering. In September 2014, he was named a Brunswick Vice President and Brunswick Chief Technology Officer, and in May 2018, he was named President, Brunswick Marine Consumer Solutions. Prior to joining Brunswick, Mr. Foulkes served in various senior roles with Ford Motor Company, Shell Exploration, and the United Kingdom Ministry of Defense.

Mr. Foulkes’ compensation in his new role has not yet been determined. There is no arrangement or understanding between Mr. Foulkes or any other person pursuant to which he was selected as Chief Executive Officer or as a member of the Board. There are no family relationships among any of the Company’s directors or executive officers. Mr. Foulkes has not had an interest in any transaction with the Company, or any proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

In addition, effective as of October 26, 2018, John C. Pfeifer, the Company’s current Vice President and President, Mercury Marine, will be promoted to the role of Senior Vice President and President, Mercury Marine. In connection with his new role, effective as of October 26, 2018, Mr. Pfeifer’s base salary will increase to $550,000 and Mr. Pfeifer will receive a special retention award of Brunswick restricted stock units (“RSUs”) with a value of $1,000,000. The RSUs will be subject to Brunswick’s standard terms and conditions for RSUs, except that (i) they will not include the standard provisions that allow vesting in the event of voluntary termination upon reaching either a combined age and years of service of 70 or age 62 and (ii) they will vest in full if Mr. Pfeifer’s employment is terminated by the Company without “Cause” (as defined in Brunswick’s standard terms and conditions for RSUs).

A news release regarding these changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description of Exhibit
99.1	Brunswick Corporation News Release dated October 25, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: October 25, 2018	By:	/S/ CHRISTOPHER F. DEKKER
Christopher F. Dekker
Vice President, General Counsel, and Secretary